EXHIBIT 4.6

                               SECURITY AGREEMENT


     THIS SECURITY AGREEMENT (this "AGREEMENT") dated as of December 17, 1997 is among U S LIQUIDS INC. (the "COMPANY"), each subsidiary of the Company listed on the signature pages hereof, each other person or entity which from time to time becomes a party hereto (collectively, including the Company, the "DEBTORS" and individually each a "DEBTOR") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BOFA"), in its capacity as Agent (as defined below) for the Banks (as defined below).

                              W I T N E S S E T H:

     WHEREAS, the Company, various financial institutions (the "BANKS") and BofA, as agent for the Banks (in such capacity, the "AGENT"), have entered into a Credit Agreement dated as of December 17, 1997 (as amended, restated or otherwise modified from time to time, the "CREDIT AGREEMENT");

     WHEREAS, each of the Debtors other than the Company has executed and delivered a guaranty (the "GUARANTY") of the obligations of the Company in respect of the Loan Documents; and

     WHEREAS, the obligations of the Company in respect of the Loan Documents and the obligations of each other Debtor under the Guaranty are to be secured pursuant to this Agreement;

     NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. DEFINITIONS. When used herein, (a) the terms CERTIFICATED SECURITY, CHATTEL PAPER, DEPOSIT ACCOUNT, DOCUMENT, EQUIPMENT, FIXTURE, GOODS, INVENTORY, INSTRUMENT, SECURITY and UNCERTIFICATED SECURITY shall have the respective meanings assigned to such terms in the Uniform Commercial Code (as defined below), (b) the terms COMMODITY ACCOUNT, COMMODITY CONTRACT, INVESTMENT PROPERTY, SECURITY ENTITLEMENT and SECURITIES ACCOUNT shall have the respective meanings assigned thereto in the 1994 Amendments to Articles 8 and 9 of the Uniform Commercial Code promulgated by the American Law Institute and the National Conference of Commissioners for Uniform State Laws, (c) capitalized terms used but not defined have the meanings assigned to such terms in the Credit Agreement and (d) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

     ACCOUNT DEBTOR means, with respect to any Debtor, any party who is obligated on or under any Account Receivable, Contract Right or General Intangible of such Debtor.

     ACCOUNT RECEIVABLE means, with respect to any Debtor, any right of such Debtor to payment for goods sold or leased or for services rendered.

           AGENT - see the recitals.

           AGREEMENT - see the introductory paragraph.

     ASSIGNEE DEPOSIT ACCOUNT - see SECTION 4.

           BOFA - see the introductory paragraph.

           BANKS - see the recitals.

           BUSINESS DAY means any day on which BofA is open for commercial banking business in Chicago, New York and San Francisco.

     COLLATERAL means, with respect to any Debtor, all property and rights of such Debtor in which a security interest is granted hereunder.

           COMPANY - see the introductory paragraph.

     COMPUTER HARDWARE AND SOFTWARE means, with respect to any Debtor, (i) all computer and other electronic data processing hardware, whether now or hereafter owned, licensed or leased by such Debtor, including, without limitation, all integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; (ii) all software programs, whether now or hereafter owned, licensed or leased by such Debtor, designed for use on the computers and electronic data processing hardware described in CLAUSE (I) above, including, without limitation, all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) all firmware associated therewith, whether now or hereafter owned, licensed or leased by such Debtor; and (iv) all documentation for such hardware, software and firmware described in the preceding CLAUSES (I), (II) and (III), whether now or hereafter owned, licensed or leased by such Debtor, including, without limitation, flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

     CONTRACT RIGHT means, with respect to any Debtor, any right of such Debtor to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

           CREDIT AGREEMENT - see the recitals.

           DEBTOR - see the introductory paragraph.

     DEFAULT means the occurrence of any of the following events: (i) any Unmatured Event of Default under Section 12.1.4 of the Credit Agreement with respect to the Company, (ii) any Event of Default or (iii) any warranty of any Debtor herein is untrue or misleading in any material respect and, as a result thereof, the Agent's security interest in any material portion of the Collateral (of all Debtors taken as a whole) is not perfected or the Agent's rights and remedies with respect to any material portion of the Collateral of all Debtors (taken as a whole) is materially impaired or otherwise materially adversely affected.

     GENERAL INTANGIBLES means, with respect to any Debtor, all of such Debtor's "general intangibles" as defined in the Uniform Commercial Code and, in any event, includes (without limitation) all of such Debtor's trademarks, trade names, patents, copyrights, trade secrets, customer lists, inventions, designs, software programs, mask works, goodwill, registrations, licenses, franchises, tax refundli claims, guarantee claims, security interests, rights to indemnification and all of such Debtor's interests in any partnership, limited liability company or similar entity.

           GUARANTY - see the recitals.

           INTELLECTUAL PROPERTY means all past, present and future: trade secrets and other proprietary information; trademarks, service marks, business names, designs, logos, indicia, and/or other source and/or business identifiers and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including, without limitation, copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing set forth in this definition and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing set forth in this definition; the right to sue for all past, present and future infringements of any of the foregoing set forth in this definition; and all common law and other rights throughout the world in and to all of the foregoing set forth in this definition.

    LIABILITIES means (a) as to the Company, all obligations of the Company to the Agent or any Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with any of the Loan Documents (including, without limitation, with respect to Letters of Credit), as the same may be amended, modified, extended or renewed from time to time, and all Hedging Obligations of the Company to any Bank, and (b) with respect to each Debtor other than the Company, all obligations of such Debtor under the Guaranty or any other Collateral Document.

     NON-TANGIBLE COLLATERAL means, with respect to any Debtor, collectively, such Debtor's Accounts Receivable, Contract Rights and General Intangibles.

     PERMITTED LIENS - see SECTION 3.

     UNIFORM COMMERCIAL CODE means the Uniform Commercial Code as in effect in the State of Illinois on the date of this Agreement; PROVIDED, HOWEVER, as used in SECTION 8 hereof and in the definitions of "Commodity Account", "Commodity Contract", "Investment Property", "Security Entitlement" and "Securities Account", "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

            2. GRANT OF SECURITY INTEREST. As security for the payment of all Liabilities, each Debtor hereby assigns to the Agent for the benefit of the Banks, and grants to the Agent for the benefit of the Banks a continuing security interest in, the following, whether now or hereafter existing or acquired:

     All of such Debtor's:

           (i)                 Accounts Receivable;

           (ii)                Certificated Securities;

           (iii)               Chattel Paper;

           (iv) Computer Hardware and Software and all rights with respect thereto, including, without limitation, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

           (v)                 Contract Rights;

           (vi)                Deposit Accounts;

           (vii)               Documents;

           (viii)              General Intangibles;

           (ix) Goods (including, without limitation, all its Equipment, Fixtures and Inventory), together with all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

           (x)                 Instruments;

           (xi)                Intellectual Property;

           (xii)               money (of every jurisdiction whatsoever);

           (xiii) Commodity Accounts, Commodity Contracts, Investment Property, Security Entitlements and Securities Accounts;

           (xiv)               Uncertificated Securities;

           (xv) to the extent not included in the foregoing, maps, surveys and similar items used or useful in such Debtor's business; and

           (xvi) to the extent not included in the foregoing, other personal property of any kind or description;

           together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to any of the foregoing, and all proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing.

            3. WARRANTIES. Each Debtor warrants that: (i) no financing statement (other than any which may have been filed on behalf of the Agent or in connection with Permitted Liens (as defined below)) covering any of the Collateral is on file in any public office; (ii) such Debtor is and will be the lawful owner of all Collateral, free of all liens and claims whatsoever, other than the security interest hereunder and liens and claims expressly permitted by the Credit Agreement ("Permitted Liens"), with full power and authority to execute this Agreement and perform such Debtor's obligations hereunder, and to subject the Collateral to the security interest hereunder; (iii) all information with respect to Collateral and Account Debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Debtor to the Agent or any Bank and all other written information heretofore or hereafter furnished by such Debtor to the Agent or any Bank in connection with the Credit Agreement will be true and correct in all material respects as of the date furnished; (iv) such Debtor's chief executive office and principal place of business are as set forth on SCHEDULE I hereto (and such Debtor has not maintained its chief executive office and principal place of business at any other location at any time after July 31, 1997); (v) each other location where such Debtor maintains a place of business is set forth on
SCHEDULE II hereto; (vi) except as disclosed on SCHEDULE III, such Debtor is not now known and during the five years preceding the date hereof has not previously been known by any trade name; (vii) except as disclosed on SCHEDULE III, during the five years preceding the date hereof such Debtor has not been known by any legal name different from the one set forth on the signature page of this Agreement nor has such Debtor been the subject of any merger or other corporate reorganization; (viii) SCHEDULE IV hereto contains a complete listing of all of such Debtor's Intellectual Property which has been registered under any registration statute; (ix) such Debtor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;
(x) the execution and delivery of this Agreement and the performance by such Debtor of its obligations hereunder are within such Debtor's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of such Debtor or of any material agreement, indenture, instrument or other document, or any material judgment, order or decree, which is binding upon such Debtor; (xi) this Agreement is a legal, valid and binding obligation of such Debtor, enforceable in accordance with its terms, except that the enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and (xii) such Debtor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which would materially adversely affect the business, properties, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or the value of the Collateral or the worth of the Collateral as collateral security.

            4. COLLECTIONS, ETC. Until such time during the existence of a Default as the Agent shall notify such Debtor of the revocation of such power and authority, each Debtor (a) may, in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by such Debtor for such purpose, use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Debtor for such purpose, and use, in the ordinary course of its business (but subject to the terms of the Credit Agreement), the cash proceeds of Collateral and other money which constitutes Collateral, (b) will, at its own expense, endeavor to collect, as and when due, all amounts due under any of the Non-Tangible Collateral, including the taking of such action with respect to such collection as the Agent may reasonably request or, in the absence of such request, as such Debtor may deem advisable, and (c) may grant, in the ordinary course of business, to any party obligated on any of the Non-Tangible Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Non-Tangible Collateral. The Agent, however, may, at any time that a Default exists, whether before or after any revocation of such power and authority or the maturity of any of the Liabilities, notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Agent of any amounts due or to become due thereunder and enforce collection of any of the Non-Tangible Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Agent during the existence of a Default, each Debtor will, at its own expense, notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Agent of any amounts due or to become due thereunder.

     Upon request by the Agent during the existence of a Default, each Debtor will forthwith, upon receipt, transmit and deliver to the Agent, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Agent) which may be received by such Debtor at any time in full or partial payment or otherwise as proceeds of any of the Collateral. Except as the Agent may otherwise consent in writing, any such items which may be so received by any Debtor during the existence of a Default will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Agent until delivery is made to the Agent. Each Debtor will comply with the terms and conditions of any consent given by the Agent pursuant to the foregoing sentence.

     During the existence of a Default, all items or amounts which are delivered by any Debtor to the Agent on account of partial or full payment or otherwise as proceeds of any of the Collateral shall be deposited to the credit of a deposit account (each an "ASSIGNEE DEPOSIT ACCOUNT") of such Debtor with the Agent, as security for payment of the Liabilities. No Debtor shall have any right to withdraw any funds deposited in the applicable Assignee Deposit Account. The Agent may, from time to time, in its discretion, and shall upon request of the applicable Debtor made not more than once in any week, apply all or any of the then balance, representing collected funds, in the Assignee Deposit Account, toward payment of the Liabilities, whether or not then due, in such order of application as the Agent may determine, and the Agent may, from time to time, in its discretion, release all or any of such balance to the applicable Debtor.

     During the existence of a Default, the Agent is authorized to endorse, in the name of the applicable Debtor, any item, howsoever received by the Agent, representing any payment on or other proceeds of any of the Collateral.

            5. CERTIFICATES, SCHEDULES AND REPORTS. Each Debtor will from time to time deliver to the Agent such schedules, certificates and reports respecting all or any of the Collateral at the time subject to the security interest hereunder, and the items or amounts received by such Debtor in full or partial payment of any of the Collateral, as the Agent may reasonably request. Any such schedule, certificate or report shall be executed by a duly authorized officer of such Debtor and shall be in such form and detail as the Agent may specify. Each Debtor shall immediately notify the Agent of the occurrence of any event causing any loss or depreciation in the value of its Inventory or other Goods which is material to the Company and its Subsidiaries taken as a whole, and such notice shall specify the amount of such loss or depreciation.

            6. AGREEMENTS OF THE DEBTORS. Each Debtor (a) will, upon request of the Agent, execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices reasonably deemed appropriate by the Agent) and do such other acts and things (including, without limitation, delivery to the Agent of any Instruments or Certificated Securities which constitute Collateral), all as the Agent may from time to time reasonably request, to establish and maintain a valid security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever, other than Permitted Liens) to secure the payment of the Liabilities; (b) will keep all its Inventory at, and will not maintain any place of business at any location other than, its address(es) shown on SCHEDULES I and II hereto or at such other addresses of which such Debtor shall have given the Agent not less than 10 days' prior written notice; (c) will keep its records concerning the Non-Tangible Collateral in such a manner as will enable the Agent or its designees to determine at any time the status of the Non-Tangible

Collateral; (d) will furnish the Agent such information concerning such Debtor, the Collateral and the Account Debtors as the Agent may from time to time reasonably request; (e) will permit the Agent and its designees, from time to time, on reasonable notice and at reasonable times and intervals during normal business hours (or at any time without notice during the existence of a Default) to inspect such Debtor's Inventory and other Goods, and to inspect, audit and make copies of and extracts from all records and all other papers in the possession of such Debtor pertaining to the Collateral and the Account Debtors, and will, upon request of the Agent during the existence of a Default, deliver to the Agent all of such records and papers; (f) will, upon request of the Agent, stamp on its records concerning the Collateral and add on all Chattel Paper constituting a portion of the Collateral, a notation, in form satisfactory to the Agent, of the security interest of the Agent hereunder; (g) except as permitted by the Credit Agreement, will not sell, lease, assign or create or permit to exist any lien on or security interest in any Collateral other than Permitted Liens and liens and security interests in favor of the Agent; (h) will at all times keep all its Inventory and other Goods insured under policies maintained with reputable, financially sound insurance companies against loss, damage, theft and other risks to such extent as is customarily maintained by companies similarly situated, and cause all such policies to provide that loss thereunder shall be payable to the Agent as its interest may appear (it being understood that (A) so long as no Default shall be existing, the Agent shall deliver any proceeds of such insurance which may be received by it to such Debtor and (B) whenever a Default shall be existing, the Agent may apply any proceeds of such insurance which may be received by it toward payment of the Liabilities, whether or not due, in such order of application as the Agent may determine) and such policies or certificates thereof shall, if the Agent so requests, be deposited with or furnished to the Agent; (i) will take such actions as are reasonably necessary to keep its Inventory in good repair and condition, ordinary wear and tear excepted; (j) will take such actions as are reasonably necessary to keep its Equipment (other than obsolete Equipment) in good repair and condition and in good working or running order, ordinary wear and tear excepted; (k) will promptly pay when due all license fees, registration fees, taxes, assessments and other charges which may be levied upon or assessed against the ownership, operation, possession, maintenance or use of its Equipment and other Goods (as applicable); provided, however, that such Debtor shall not be required to pay any such fee, tax, assessment or other charge if the validity thereof is being contested by such Debtor in good faith by appropriate proceedings, so long as forfeiture of any substantial part of its Equipment or other Goods will not result from the failure of such Debtor to pay any such fee, tax, assessment or other charge during the period of such contest;
(l) will, upon request of the Agent, (i) cause to be noted on the applicable certificate, in the event any of its Equipment is covered by a certificate of title, the security interest of the Agent in the Equipment covered thereby and
(ii) deliver all such certificates to the Agent or its designees; (m) will take all steps reasonably necessary to protect, preserve and maintain all of its rights in the Collateral; (n) will keep all of the tangible Collateral in the continental United States; and (o) will reimburse the Agent for all expenses, including reasonable attorneys' fees and legal expenses, incurred by the Agent in seeking to collect or enforce any rights in respect of such Debtor's Collateral.

     Any expenses incurred in protecting, preserving and maintaining any Collateral shall be borne by the applicable Debtor. Whenever a Default shall be existing, the Agent shall have the right to bring suit to enforce any or all of the Intellectual Property or licenses thereunder, in which event the applicable Debtor shall at the request of the Agent do any and all lawful acts and execute any and all proper documents required by the Agent in aid of such enforcement and such Debtor shall promptly, upon demand, reimburse and indemnify the Agent for all reasonable costs and expenses incurred by the Agent in the exercise of its rights under this SECTION 6, except to the extent any of the foregoing result from the gross negligence or willful misconduct of the Agent. Notwithstanding the foregoing, the Agent shall have no obligations or liabilities regarding the Collateral or any thereof by reason of, or arising out of, this Agreement.

            7. DEFAULT. Whenever a Default shall be existing, the Agent may exercise from time to time any rights and remedies available to it under applicable law. Each Debtor agrees, in case of Default, (i) to assemble, at its expense, all its Inventory and other Goods (other than Fixtures) at a convenient place or places acceptable to the Agent, and (ii) at the Agent's request, to execute all such documents and do all such other things which may be necessary or desirable in order to enable the Agent or its nominee to be registered as owner of the Intellectual Property with any competent registration authority. Any notification of intended disposition of any of the Collateral required by law shall be deemed reasonably and properly given if given at least five days before such disposition. Any proceeds of any disposition by the Agent of any of the Collateral may be applied by the Agent to payment of expenses in connection with the Collateral, including reasonable attorneys' fees and legal expenses, and any balance of such proceeds may be applied by the Agent toward the payment of such of the Liabilities, and in such order of application, as the Agent may from time to time elect.

            8. GENERAL. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as any applicable Debtor requests in writing, but failure of the Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Agent to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by any Debtor, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

           All notices and requests hereunder shall be in writing (including facsimile transmission) and shall be sent (i) if to the Agent, to its address shown on Schedule 14.3 to the Credit Agreement or such other address as it may, by written notice to the Company, have designated as its address for such purpose, and (ii) if to any Debtor, to its address shown on SCHEDULE I hereto or to such other address as such Debtor may, by written notice to the Agent, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given five Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier shall be deemed to have been given when received.

     Each of the Debtors agrees to pay all expenses (including reasonable attorney's fees and legal expenses) paid or incurred by the Agent or any Bank in endeavoring to collect the Liabilities of such Debtor, or any part thereof, and in enforcing this Agreement against such Debtor, and such obligations will themselves be Liabilities.

     No delay on the part of the Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

     This Security Agreement shall remain in full force and effect until all Liabilities have been paid in full and all Commitments have terminated. If at any time all or any part of any payment theretofore applied by the Agent or any Bank to any of the Liabilities is or must be rescinded or returned by the Agent or such Bank for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Debtor), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent or such Bank, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Agent or such Bank had not been made.

     This Agreement has been delivered at Chicago, Illinois, and shall be construed in accordance with and governed by the internal laws of the State of Illinois, subject, however, to the applicability of the Uniform Commercial Code of any jurisdiction in which any Goods of any Debtor may be located at any given time. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     The rights and privileges of the Agent hereunder shall inure to the benefit of its successors and assigns.

     This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. At any time after the date of this Agreement, one or more additional persons or entities may become parties hereto by executing and delivering to the Agent a counterpart of this Agreement (including supplements to the Schedules hereto). Immediately upon such execution and delivery (and without any further action), each such additional person or entity will become a party to, and will be bound by all the terms of, this Agreement.

     ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER

PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH DEBTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH ON SCHEDULE I HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE AGENT AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH DEBTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     EACH OF EACH DEBTOR, THE AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH BANK HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.


                                                  U S LIQUIDS INC.


                                                  By:___________________________
                                                     W. Gregory Orr, President


                                                  MBO INC.


                                                  By:___________________________
                                                     W. Gregory Orr, President


                                                  U S LIQUIDS LP HOLDING CO.


                                                  By:___________________________
                                                     W. Gregory Orr, President



                                                  U S LIQUIDS OF LA., L.P.
                                                  By: U S LIQUIDS LP HOLDING
                                                  CO., General Partner

                                                  By:___________________________
                                                     W. Gregory Orr, President

                                                  AMERICAN WASTEWATER INC.


                                                  By:___________________________
                                                     W. Gregory Orr, Vice
                                                     President

                                                  MESA PROCESSING, INC.


                                                  By:___________________________
                                                     W. Gregory Orr, Vice
                                                     President

                                                  T&T GREASE SERVICE, INC.

                                                  By:___________________________
                                                     W. Gregory Orr, Vice
                                                     President



                                                  PHEONIX FATS & OILS, INC.


                                                  By:___________________________
                                                     W. Gregory Orr, Vice
                                                     President



                                                  MESA INTERNATIONAL, INC.


                                                  By:___________________________
                                                     W. Gregory Orr, Vice
                                                     President



                                                  SOUTH TEXAS BY-PRODUCTS, INC.


                                                  By:___________________________
                                                     W. Gregory Orr, Vice
                                                     President

                                                  RE-CLAIM ENVIRONMENTAL, INC.

                                                  By:___________________________
                                                     W. Gregory Orr, Vice
                                                     President

                                                  RE-CLAIM ENVIRONMENTAL
                                                  LOUISIANA, L.L.C.
                                                  BY: U S LIQUIDS INC., Manager

                                                  By:___________________________
                                                      W. Gregory Orr, President

                                                  BANK OF AMERICA NATIONAL TRUST
                                                  AND SAVINGS ASSOCIATION, as
                                                  Agent for the Banks

                                                  By:
                                                  Name Printed:_________________
                                                  Title:________________________

Signature page for the Security Agreement dated as of December 17, 1997 among U S Liquids Inc. (the "Company"), various subsidiaries of the Company and Bank of America National Trust and Savings Association, as Agent (as defined in the Credit Agreement dated as of December 17, 1997 with the Company and various other parties).






                                                  The undersigned is executing a
                                                  counterpart hereof for
                                                  purposes of becoming a party
                                                  hereto:

                                                  [U S LIQUIDS INC.]



                                                  By:___________________________
                                                  Name Printed:_________________
                                                  Title:________________________

                                         SCHEDULE I
                                    TO SECURITY AGREEMENT

                   CHIEF EXECUTIVE OFFICE AND PRINCIPAL PLACE OF BUSINESS


CHIEF EXECUTIVE OFFICE OF ALL DEBTORS

411 N. Sam Houston Pkwy E
Suite 400
Houston, TX 77006

PRINCIPAL PLACE OF BUSINESS

U S Liquids Inc.                          411 N. Sam Houston Pkwy E, Suite 400
                                          Houston, TX 77060

MBO Inc.                                  411 N. Sam Houston Pkwy E, Suite 400
                                          Houston, TX 77060

US Liquids LP Holding Co.                 411 N. Sam Houston Pkwy E, Suite 400
                                          Houston, TX 77060

US Liquids of La., L.P.                   11079 Triangle Shell Rd.
                                          Jennings, LA 70546

American Wastewater Inc.                  250 Gellhorn
                                          Houston, TX 77013

Mesa Processing, Inc.                     3820 North Grove
                                          Fort Worth, TX 76106

T & T Grease Service, Inc.                3820 North Grove
                                          Fort Worth, TX 76106

Phoenix Fats & Oils, Inc.                 3820 North Grove
                                          Fort Worth, TX 76106

Mesa International, Inc.                  Price Waterhouse Ctr, Collymor Rock
                                          St. Michael, Barabados

South Texas By-Products Company           6 Miles East - Hwy 100
                                          Los Fresnos, TX 78566

National Enviro Waste                     3820 North Grove
Company, Inc.                             Fort Worth, TX 76106

Imperial Services, Inc.                   3820 North Grove
                                          Fort Worth, TX 76106

Re-Claim Environmental, Inc.              7026 Lawndale
                                          Houston, TX 77023

Re-Claim Environmental                    10845 LA Hwy 1
Louisiana, L.L.C.                         Shreveport, LA 77261

                                   SCHEDULE II
                              TO SECURITY AGREEMENT

                          ADDRESSES OF OTHER LOCATIONS

US LIQUIDS OF LA., L.P.

11031 Campbell Wells Road, Jennings, LA 70546
2714 Atkins Clark Rd., elm Grove, LA 71051
843 Highway 24, Bourg, LA 70343 On Intracoastal Waterway, Morgan City, LA 70381 Off State Hwy 16 Bustamonte, Zapata, TX 78075 701 Robley Dr., Suite 110, Lafayette, LA 70503 19141 Gro Racca Rd., Lascassine, LA 70650

MESA PROCESSING, INC.

3701 North Grove, Fort Worth, TX 76106 1511 Superior Way, Houston, TX 77035 7633 Navigation Blvd., Houston, TX 77012 12825 Applewhite Rd., San Antonio, TX 78224 419 Logan, Laredo, TX 78049 1115 Goodnight Dr., Dallas, TX 75229

T & T GREASE SERVICES, INC.

3701 North Grove, Fort Worth, TX 76106 1511 Superior Way, Houston, TX 77035 12825 Applewhite Rd., San Antonio, TX 78224 419 Logan, Laredo, TX 78049 8 Miles East - Hwy 100, Los Fresnos, TX 78566

                                  SCHEDULE III
                              TO SECURITY AGREEMENT

                                   TRADE NAMES

T & T Grease Service, Inc. has the d/b/a Imperial Services

T & T Grease Service, Inc. owns the trade name A & B Enterprises, Inc.

Mesa Processing, Inc. owns the trade name Waste Technologies, Inc.

                                   SCHEDULE IV
                              TO SECURITY AGREEMENT

                    LIST OF REGISTERED INTELLECTUAL PROPERTY